Exhibit 99.4

                                                                  CONFORMED COPY

                            CLAIMS HANDLING AGREEMENT

                                 BY AND BETWEEN

                         HARTFORD FIRE INSURANCE COMPANY

                                       AND

                  ENDURANCE REINSURANCE CORPORATION OF AMERICA

                               DATED May 15, 2003

                                TABLE OF CONTENTS

                                                                                                 Page
ARTICLE I            DEFINITIONS .............................................................      1
     Section 1.1     Definitions .............................................................      1

ARTICLE II           PERFORMANCE STANDARDS ...................................................      3
     Section 2.1     Performance Standards ...................................................      3

ARTICLE III          SERVICES TO BE PROVIDED BY HARTFORD FIRE ................................      4
     Section 3.1     Claims Services .........................................................      4
     Section 3.2     Claims Notification and Settlement Authority ............................      4
     Section 3.3     Ultimate Authority ......................................................      5

ARTICLE IV           FEES FOR CLAIMS SERVICES ................................................      5
     Section 4.1     Claims Services Costs ...................................................      5
     Section 4.2     Payment .................................................................      6

ARTICLE V            OTHER SERVICES AND FEES FOR SERVICES ....................................      6
     Section 5.1     Additional Services .....................................................      6
     Section 5.2     Certain Required Notices ................................................      6

ARTICLE VI           REPORTS; BOOKS AND RECORDS; BANK ACCOUNTS; AUDITS .......................      6
     Section 6.1     Reports .................................................................      6
     Section 6.2     Books and Records; Access ...............................................      7
     Section 6.3     Bank Accounts ...........................................................      7
     Section 6.4     Audits ..................................................................      8

ARTICLE VII          INABILITY TO PERFORM SERVICES; ERRORS ...................................      9
     Section 7.1     Inability to Perform Services ...........................................      9
     Section 7.2     Errors ..................................................................      9

ARTICLE VIII         LEGAL ACTIONS ...........................................................      9
     Section 8.1     Regulatory Proceedings ..................................................      9
     Section 8.2     Defense of Litigation; Cooperation and Assistance .......................      9
     Section 8.3     Communications Regarding Certain Matters ................................      9

ARTICLE IX           DURATION ................................................................     10
     Section 9.1     Duration ................................................................     10

ARTICLE X            TERMINATION .............................................................     10
     Section 10.1    Termination .............................................................     10

ARTICLE XI           TRANSFER OF CLAIMS HANDLING TO ENDURANCE ................................     10
     Section 11.1    When Allowed ............................................................     10
     Section 11.2    Rights and Duties upon Transfer .........................................     10
     Section 11.3    Transfer of Books and Records to Endurance ..............................     11

     Section 11.4    Transition Period .......................................................     11
     Section 11.5    Transfer to Third Party Administrator ...................................     11

ARTICLE XII          DISPUTED CLAIMS SETTLEMENTS .............................................     12
     Section 12.1    Claims Payments .........................................................     12
     Section 12.2    Legal Proceedings .......................................................     12

ARTICLE XIII         CONFIDENTIALITY .........................................................     13
     Section 13.1    Use of Information ......................................................     13

ARTICLE XIV          INDEMNIFICATION .........................................................     13
     Section 14.1    Indemnification by Endurance ............................................     13
     Section 14.2    Indemnification by Hartford Fire ........................................     13
     Section 14.3    Indemnification Procedure ...............................................     13
     Section 14.4    Exclusive Remedy ........................................................     13

ARTICLE XV           ARBITRATION .............................................................     14
     Section 15.1    Arbitration .............................................................     14
     Section 15.2    Notice of Arbitration ...................................................     14
     Section 15.3    Arbitration Panel .......................................................     14
     Section 15.4    Submission of Briefs ....................................................     14
     Section 15.5    Arbitration Board's Decision ............................................     15
     Section 15.6    Jurisdiction ............................................................     15
     Section 15.7    Expenses ................................................................     15
     Section 15.8    Production of Documents and Witnesses ...................................     15
     Section 15.9    Relief Available ........................................................     16

ARTICLE XVI          MISCELLANEOUS ...........................................................     16
     Section 16.1    Relationship ............................................................     16
     Section 16.2    Entire Agreement ........................................................     16
     Section 16.3    Governing Law ...........................................................     16
     Section 16.4    Specific Performance ....................................................     16
     Section 16.5    Notices .................................................................     17
     Section 16.6    Severability and Validity ...............................................     18
     Section 16.7    Amendments ..............................................................     18
     Section 16.8    Binding; Assignment .....................................................     18
     Section 16.9    Counterparts ............................................................     18
     Section 16.10   Third Party Beneficiary .................................................     19

Schedules

Schedule 3.1 Hartford Fire Claim Major Processes--Claims Standard Operating Procedures
Schedule 3.2 Claims For Which Notification And Consultation With The Other Party Is Required
Schedule 4.1      Expense Reimbursement Rates
Schedule 5.1      Additional Services
Schedule 6.1(b)   Periodic Reports

                            CLAIMS HANDLING AGREEMENT

      This CLAIMS HANDLING AGREEMENT (this "Agreement") is made and entered into as of this 15th day of May, 2003 by and between HARTFORD FIRE INSURANCE COMPANY, a company organized under the laws of the State of Connecticut (together with its successors and permitted assigns, "Hartford Fire"), and ENDURANCE REINSURANCE CORPORATION OF AMERICA, a company organized under the laws of the State of New York (together with its successors and permitted assigns, "Endurance").

                                    RECITALS:

      WHEREAS, Hartford Fire, Hart Re Company L.L.C. (together with its successors and permitted assigns, "HartRe LLC") (Hartford Fire and HartRe LLC, collectively, the "Sellers") and Endurance have entered into a Purchase Agreement, dated as of May 15, 2003 (the "Purchase Agreement") pursuant to which Endurance will acquire from the Sellers the Business (defined below);

      WHEREAS, Hartford Fire and Endurance have entered into the Quota Share Retrocession Agreement (the "Retrocession Agreement") attached as Exhibit A to the Purchase Agreement;

      WHEREAS, the parties to the Purchase Agreement desire that Hartford Fire and Endurance enter into this Agreement; and

      WHEREAS, the parties desire for Hartford Fire and Endurance each to provide Claims Services (defined below) and other services with respect to the Reinsured Contracts (defined below) in accordance with the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hartford Fire and Endurance agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      Section 1.1 Definitions. Capitalized terms used but not defined herein and which are defined in the Purchase Agreement or the Retrocession Agreement, as the context requires, shall have the meanings ascribed to them in the Purchase Agreement or the Retrocession Agreement, as the context requires. As used in this Agreement, the following terms shall have the meanings set forth herein:

"AAA" shall have the meaning set forth in Section 15.3 hereof.

"Affiliate" shall have the meaning set forth in the Purchase Agreement.

"Agreement" shall mean this Claims Handling Agreement by and between Hartford Fire and Endurance, dated as of May 15, 2003.

"Applicable Law" shall have the meaning set forth in the Purchase Agreement.

"Board" shall have the meaning set forth in Section 15.1 hereof.

"Books and Records" shall have the meaning set forth in the Purchase Agreement.

"Business" shall have the meaning set forth in the Purchase Agreement.

"Business Day" shall have the meaning set forth in the Purchase Agreement.

"Claims Services" shall have the meaning set forth in Section 3.1 hereof.

"Closing" shall have the meaning set forth in the Purchase Agreement.

"Damages" shall have the meaning set forth in the Purchase Agreement.

"Endurance" shall have the meaning set forth in the introduction.

"Excluded Liabilities" shall have the meaning set forth in the Retrocession Agreement.

"Governmental Body" shall have the meaning set forth in the Purchase Agreement.

"Hartford Fire" shall have the meaning set forth in the introduction.

"HartRe LLC" shall have the meaning set forth in the Recitals.

"90-Day Treasury Rate" shall mean the annual yield rate, as of any given date, of actively traded U.S. Treasury securities having a remaining duration to maturity of three months, as such rate is published under "Treasury Constant Maturities" in Federal Reserve Statistical Release H. 15 (519).

"Permits" shall have the meaning set forth in the Purchase Agreement.

"Person" shall have the meaning set forth in the Purchase Agreement.

"Producers" shall have the meaning set forth in the Purchase Agreement.

"Purchase Agreement" shall have the meaning set forth in the recitals.

"Reinsureds" shall have the meaning set forth in the Purchase Agreement.

"Reinsured Contracts" shall have the meaning set forth in the Retrocession Agreement.

"Reinsured Liability" shall have the meaning set forth in the Retrocession Agreement.

"Related Documents" shall have the meaning set forth in the Purchase Agreement.

"Retrocession Agreement" shall have the meaning set forth in the Recitals.

"Schedule 5.1 Services" shall have the meaning set forth in Section 5.1.

"Sellers" shall have the meaning set forth in the Recitals.

"Serviced Claims" shall mean any loss or notice of loss or claim for loss which, if allowed, would constitute a Reinsured Liability.

"Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% of the equity interests of which) is owned directly or indirectly by such first Person.

"Tax" shall have the meaning set forth in the Purchase Agreement.

"TPA" shall have the meaning set forth in Section 11.5 of this Agreement.

Definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

                                   ARTICLE II

                              PERFORMANCE STANDARDS

      Section 2.1 Performance Standards.

      (a) Hartford Fire agrees that its primary objective is to perform the Claims Services in a manner that minimizes the ultimate net loss sustained by Endurance in connection with the Reinsured Contracts. Subject to the provisions of this Agreement, Hartford Fire agrees that in providing the Claims Services it shall do so in a timely and accurate manner and, furthermore, shall (i) provide the Claims Services in accordance with all reasonable commercial and professional standards; (ii) comply with: (a) all Applicable Laws relating to the Reinsured Contracts and to the conduct of the activities contemplated hereby and (b) the terms and conditions of this Agreement and the Retrocession Agreement; (iii) perform the Claims Services in the ordinary course of business consistent with past practices for HartRe LLC and not institute any unusual method of providing the Claims Services or any related claims, accounting or claims operation, or reserving methodologies or practices, except with the prior written approval of Endurance; and (iv) act at all times in good faith and in the best interests of Endurance in respect of the provision of the Claims Services.

      (b) For the duration of this Agreement, Hartford Fire agrees to employ and retain a sufficient number of staff with the experience, skill and expertise to perform the Claims Services in a manner consistent with past practices for HartRe LLC and the standards set forth in Section 2.1(a) hereof, provided, Hartford Fire may in lieu of maintaining such staff engage the services of one or more independent contractors to provide all or a portion of such services, provided, further, the selection of such independent contractors shall be subject to the prior consent of Endurance. Hartford Fire shall consult with Endurance prior to hiring any person whose principal role will be to provide Claims Services under this Agreement. It is understood and agreed the services being supplied by this Agreement by Hartford Fire may be provided by one or more of its Affiliates. The staff retained by Hartford Fire to perform the Claims Services shall be located in Hartford, Connecticut.

      (c) Hartford Fire represents that it has or will obtain and maintain any and all Permits required under Applicable Law to perform its obligations under this Agreement.

                                  ARTICLE III

                    SERVICES TO BE PROVIDED BY HARTFORD FIRE

      Section 3.1 Claims Services. On and after the Closing, and except as otherwise provided in any other provision of this Agreement, Hartford Fire shall perform the claims services described in Schedule 3.1 with respect to the Reinsured Contracts to the extent such services relate to Reinsured Liabilities (collectively the "Claims Services").

      Section 3.2 Claims Notification and Settlement Authority. (a) Hartford Fire shall provide prompt notification to Endurance of Serviced Claims in accordance with the reporting procedures set forth in Schedule 3.2. Hartford Fire shall provide Endurance with sufficient prior notification of any internal claims roundtable discussions and decision making processes with respect to Serviced Claims for which a "mandatory roundtable" is designated on Schedule 3.2 and shall afford Endurance an opportunity to fully participate in such discussions and related decision making processes. Subject to Section 12.1, Hartford shall not, without the prior written consent of Endurance, pay or enter into any agreement to pay any Serviced Claim in an amount equal to or greater than $100,000 or for which a "mandatory roundtable" is specified in Schedule
3.2. Hartford Fire will provide Endurance with weekly notice of Serviced Claims between $50,000 and $100,000 and Hartford Fire shall have authority to pay such Service Claims listed in the weekly claims run, unless Endurance objects to any payment within two (2) Business Days of receipt of the weekly claims run. For the avoidance of doubt, Hartford Fire is fully authorized to pay or agree to pay any Serviced Claim that is less than $50,000 unless a "mandatory roundtable" specified on Schedule 3.2 otherwise applies. Unless Endurance makes a specific request with respect to any kind or category of claim, or unless otherwise specified on Schedule 3.2, Hartford Fire has no duty to notify Endurance with respect to any such claim. Hartford Fire will provide Endurance with a list of all Serviced Claims under $50,000 upon request by Endurance.

      (a) Except as specifically authorized by Endurance in writing, Hartford Fire shall have no authority to enter into any agreements or to take other actions on behalf of Endurance, to alter or amend any of the Reinsured Contracts or to modify, waive or extend any of their provisions.

      (b) The parties understand and acknowledge that they may from time to time agree to changes to the Claim Services, including the performance standards and procedures applicable thereto.

      Section 3.3 Ultimate Authority. Subject to Section 12.1, Endurance shall have the ultimate authority with respect to any matter relating to the Claims Services.

                                   ARTICLE IV

                            FEES FOR CLAIMS SERVICES

      Section 4.1 Claims Services Costs. Endurance shall reimburse Hartford Fire for (i) the allocable portion of salaries, benefits and certain overhead of employees who perform the Claims Services under this Agreement in accordance with the rates set out in Schedule 4.1 and (ii) the direct out-of-pocket costs incurred by Hartford Fire in performing the Claims Services, including travel expenses. The proportional amount that Endurance shall reimburse for such salary, benefits and overhead specifically related to the facilities being used for those persons performing the Claims Services who also perform services for Hartford Fire business other than the Claims Services shall correspond to the proportional amount of time such persons devote to performing the Claims Services. The entire salary, benefit and overhead expense of those persons who perform only Claims Services and who do not perform services for other Hartford Fire business (except when services for such other business are de minimis) shall be allocated to Endurance, provided that such the expense shall be allowed only at the rates set out in Schedule 4.1. The rates shown in Schedule 4.1 shall apply for Claims Services rendered from the inception of this Agreement until April 1, 2004. Thereafter, the rates shall be adjusted for the subsequent twelve
(12) months, and further adjusted for each twelve (12) month period thereafter, subject to the parties' agreement to such adjustments that are reasonable in relation to increases in Hartford Fire's actual costs. Endurance shall also reimburse Hartford Fire for allocable information technology expenses (including associated Taxes) related to data requests made by Endurance that are not encompassed in the reports provided pursuant to Section 6.1 and Schedule 6.1(b). Notwithstanding anything in this Agreement to the contrary, in no event shall Endurance be charged for: (i) any services or activities conducted by Hartford Fire relating to the Reinsured Contracts to the extent relating to Excluded Liabilities; or (ii) costs related to the transfer of the Business to Endurance. This Section shall not be construed to limit any recovery for Reinsured Liabilities pursuant to the Retrocession Agreement, it being understood and agreed that the reimbursement provided pursuant to this Agreement is in addition to, but shall not duplicate, recoveries under the Retrocession Agreement.

      Section 4.2 Payment. Hartford Fire shall bill Endurance for the amount determined in accordance with Section 4.1 in monthly installments, payable by wire transfer of immediately available funds within forty-five (45) days of the end of each calendar month.

                                   ARTICLE V

                      OTHER SERVICES AND FEES FOR SERVICES

      Section 5.1 Additional Services. If Endurance requires any claims-related services set forth on Schedule 5.1 with respect to the Reinsured Contracts which are not otherwise provided under this Agreement ("Schedule 5.1 Services"), Hartford Fire shall provide such services, provided, Hartford Fire has not reasonably determined that it is unable to provide such services based on the staff, infrastructure and other resources available to it at the time that Endurance makes a request for such services, taking into consideration resources dedicated to other Hartford Fire business prior to the date of such request. Hartford Fire shall be reimbursed by Endurance for the cost of such services on the same basis as its costs are reimbursed pursuant to Section 4.1, provided, if no rate for the personnel or facilities used for such services is provided in
Schedule 4.1, then the salary, benefits and overhead expense for the personnel providing such services shall be allocated in accordance with Hartford Fire's usual and customary internal allocation practices. In addition, Endurance shall be responsible for any Taxes associated with such costs, including state sales taxes. For purposes of this section, "overhead expense" includes only the allocable portion of any expense associated with the use and occupancy of any leased, owned or rented property of Hartford Fire, including rent, taxes and other real estate expense and telephone, electricity and other utility charge; "overhead expense" shall not include any other type of corporate overhead. It is understood and agreed that Endurance shall not be precluded from requesting Hartford Fire to provide additional services not specified on Schedule 3.1 or
Schedule 5.1 upon terms to be mutually agreed.

      Section 5.2 Certain Required Notices. Each party hereto agrees to promptly notify the other party hereto with respect to any inquiries or notifications received from Governmental Bodies or from Producers or other Persons outside the ordinary course of claims handling relating to the Reinsured Contracts.

                                   ARTICLE VI

                REPORTS; BOOKS AND RECORDS; BANK ACCOUNTS; AUDITS

      Section 6.1 Reports.

      (a) Each party shall collect, administer and provide to the other party all information and data (whether in hard copy, magnetic or other electronic form) required by such other party to continue to maintain financial and statistical data with respect to the Reinsured Contracts in order to permit such other party to timely make all required regulatory, statistical, and financial reports and filings. All information and data provided by a party pursuant to this Section 6.1(a) will be provided as reasonably requested by the other party. Without limiting the generality of the foregoing, each party shall prepare all reports needed by the other or their Affiliates in connection with the Reinsured Contracts to enable both parties and their Affiliates to comply with Applicable Law and any and all reporting or filing requirements. Any monthly, quarterly or year-end reports required to be prepared by each party shall be prepared on a timely basis in order for the other party and their Affiliates to comply with any filing deadlines required.

      (b) During the term of this Agreement, Hartford Fire shall prepare and deliver to Endurance the reports described on Schedule 6.1(b) with respect to Serviced Claims.

      Section 6.2 Books and Records; Access.

      (a) (i) During the term of this Agreement, Hartford Fire shall maintain all Books and Records relating to the Reinsured Contracts in compliance with Applicable Law and (ii) Endurance shall be permitted to inspect and audit the Books and Records maintained by Hartford Fire during normal business hours upon reasonable advance notice, including the Books and Records produced by Hartford Fire in connection with the performance of the Claims Services following the Closing.

      (b) Hartford Fire shall pay all storage and related expenses associated with any Books and Records relating to the Reinsured Contracts, and copies thereof, that it maintains in its possession exclusively for its own use.

      (c) Hartford Fire shall implement appropriate measures to safeguard and protect against disclosures to unauthorized persons the Books and Records that are in its possession. Hartford Fire shall comply with all Applicable Laws, including, without limitation, privacy laws applicable to Endurance, in connection with all data and Books and Records. Hartford Fire shall cooperate with any Governmental Body having jurisdiction over Endurance in providing access to such Books and Records.

      (d) Hartford Fire shall keep all Books and Records reasonably up to date, as well as maintain adequate back-ups relating to all such Books and Records.

      Section 6.3 Bank Accounts.

      (a) In connection with and for the sole purpose of the performance of the Claims Services and for the payment of losses and expenses due under this Agreement and the Retrocession Agreement, Endurance shall establish and maintain one or more bank accounts in the name of Endurance. Endurance will designate certain Hartford Fire employees as authorized signatories on such bank account(s). Hartford Fire shall have the authority to issue drafts on and make deposits in the bank accounts in the name of Endurance and to make withdrawals from the bank accounts. Endurance shall do all things reasonably requested to enable Hartford Fire to make deposits to and withdrawals from the bank accounts including, without limitation, executing and delivering such resolutions and other documents as may be requested from time to time by the banking institutions. Hartford Fire agrees that without Endurance's prior written consent or as may be required by Applicable Law or other regulatory authorization it shall not make any changes to the authorized signatories on the bank accounts. Endurance shall own all funds deposited in the bank accounts. The initial funding of the bank accounts will be $7,500,000 and Endurance will replenish the bank accounts as required to ensure the minimum balance does not fall below $3,000,000.

      (b) For purposes of this Agreement, each of the employees of Hartford Fire shall be deemed to be acting in a fiduciary capacity if he or she handles any of funds of Endurance, including funds to be deposited in or drawn from the accounts referred to in Section 6.3(a).

      Section 6.4 Audits.

      (a) Endurance may request an audit of the Claims Services performed under this Agreement by an independent auditor not more frequently than twice each twelve month period commencing on the date of this Agreement. Hartford Fire shall accommodate such periodic audits. Any such audit shall be conducted by an independent third party having experience with reinsurance claims. The auditor shall be selected by Endurance, subject to the consent of Hartford Fire, which consent shall not be unreasonably withheld. The auditor shall prepare a written report, which shall be delivered to both Endurance and Hartford Fire and shall be the joint property of each. The expenses of any such audit shall be borne by Endurance.

      (b) Following the transfer of claims handling to Endurance pursuant to
Section 11.1, Hartford Fire may request an audit of the Claims Services by an independent auditor not more frequently than twice each twelve month period commencing on the date of this Agreement and Endurance shall accommodate such periodic audits. Any such audit shall be conducted by an independent third party having experience with reinsurance claims. The auditor shall be selected by Hartford Fire, subject to the consent of Endurance, which consent shall not be unreasonably withheld. The auditor shall prepare a written report, which shall be delivered to both Endurance and Hartford Fire and shall be the joint property of each. The expense of such audit shall be borne by Hartford Fire.

      (c) Hartford Fire and Endurance shall each provide independent auditors appointed pursuant to this Section access to its Books and Records during normal business hours upon reasonable advance notice and shall provide such cooperation with such auditors as is reasonably necessary for the auditors to conduct a claims audit and complete an audit report, subject to the execution by any third party auditor of a confidentiality agreement in a form reasonably acceptable to the parties.

      (d) The Section shall not in any way limit the rights of either party to inspect or audit Books and Records pursuant to Section 6.2, including the frequency or duration of such inspections or audits.

                                  ARTICLE VII

                      INABILITY TO PERFORM SERVICES; ERRORS

      Section 7.1 Inability to Perform Services. In the event any party shall be unable to perform any Claims Service for a period that could reasonably be expected to exceed thirty (30) days, the parties shall mutually agree on alternative means of providing such services. If alternative means for the provision of the Services cannot be agreed upon by the parties, the party on whose behalf the Claims Services are being performed may procure such Claims Services for the Serviced Claims by commercially reasonable means, with the full assistance and cooperation of the other party. The party that is unable to perform its obligations shall be solely responsible for all additional costs incurred in restoring Claims Services which have not been provided due to that party's failure to adhere to its obligations under this Agreement.

      Section 7.2 Errors. Each party shall, at its own expense, correct any errors in the Claims Services caused by it within a reasonable time (not to exceed thirty (30) days) after receiving written notice thereof from the other or otherwise.

                                  ARTICLE VIII

                                  LEGAL ACTIONS

      Section 8.1 Regulatory Proceedings. If Endurance or Hartford Fire receive notice of, or otherwise become aware of, any regulatory investigation or proceeding relating to the Reinsured Contracts, Endurance or Hartford Fire, as applicable, shall promptly notify the other party thereof.

      Section 8.2 Defense of Litigation; Cooperation and Assistance. Subject to
Section 12.2, Endurance retains ultimate authority for the resolution of any suit, claim, action or proceeding (including arbitration) involving Serviced Claims, including the decision to assert or forego any claim or defense or to initiate, prosecute, defend or maintain any suit, action or legal proceeding in the name of Hartford Fire. When so requested by Hartford Fire, Endurance shall afford Hartford Fire or its representatives an opportunity to be associated with Endurance, at the expense of Hartford Fire, in the defense or prosecution of any claim, suit or proceeding involving a Serviced Claim, and Endurance and Hartford Fire shall cooperate in every respect in the defense or prosecution of such claim, suit or proceeding, but, subject to Section 12.2, in all circumstances Endurance shall retain the control and direction of the defense or prosecution.

      Section 8.3 Communications Regarding Certain Matters. Endurance shall promptly (i) notify Hartford Fire in writing if it receives any information or correspondence with respect to any suit, claim, action or proceeding relating to the Reinsured Contracts, or any written communication threatening any of the foregoing and (ii) forward to Hartford Fire any documents it receives relating to any of the matters referred to in clause
(i) of this Section 8.3.

                                   ARTICLE IX

                                    DURATION

      Section 9.1 Duration. This Agreement shall become effective as of the Closing Date and continue until a date which is the earlier of: (i) the date on which none of the Reinsured Contracts remains in force and all Reinsured Liabilities have been fully and finally extinguished or (ii) the date on which this Agreement is terminated according to the provisions of Article X hereof.

                                   ARTICLE X

                                   TERMINATION

      Section 10.1 Termination. This Agreement may be terminated at any time upon the mutual written consent of the parties hereto, which writing shall state the effective date and relevant terms of the termination.

                                   ARTICLE XI

                    TRANSFER OF CLAIMS HANDLING TO ENDURANCE

      Section 11.1 When Allowed. Endurance may assume all or a portion of claims handling with respect to Serviced Claims at its option upon (1) a material breach of this Agreement by Hartford Fire which remains uncured thirty days following delivery to Hartford Fire of written notice of such material breach; or (2) delivery to Hartford Fire of ninety days prior written notice at any time after the first anniversary of the date of this Agreement. Hartford Fire may require Endurance to assume claims handling with respect to Serviced Claims, and Endurance shall assume such claims handling responsibility, upon delivery to Endurance of ninety days prior written notice at any time after the first anniversary of the date of this Agreement.

      Section 11.2 Rights and Duties upon Transfer. If Endurance assumes claims handling: (i) Endurance shall provide Claims Services on behalf of Hartford Fire, provided, any rights of Endurance to receive notices, make requests or be consulted shall become rights of Hartford Fire to receive notices, make requests and be consulted; (ii) Endurance shall, upon Hartford Fire's request, provide
Schedule 5.1 Services for Hartford Fire subject to the same terms and conditions set out in Section 5.1 for Hartford Fire; (iii) Endurance shall comply with the performance standards and other requirements set out in Section 2.1 for Hartford Fire; (iv) Endurance shall prepare and deliver to Hartford Fire the reports required pursuant to Section 6.1(b); and (v) the cost of performing such services shall be borne entirely by Endurance.

      Section 11.3 Transfer of Books and Records to Endurance. Upon transfer of claims handling to Endurance, Hartford Fire shall cooperate fully in the prompt transfer of all Books and Records produced by Hartford Fire in connection with its performance of the Claims Services, to Endurance, so that Endurance shall be able to perform the Claims Services without interruption following termination of this Agreement. Hartford Fire, at its option, may duplicate all or any portion such Books and Records at its own expense prior to transfer. Following the transfer of claims handling to Endurance, the duties set forth in Section
6.2 with respect to Books and Records shall be the duties of Endurance with respect to Books and Records in its possession or under its control and the rights of access set forth in Section 6.2 shall be the rights of Hartford Fire with respect to such Books and Records.

      Section 11.4 Transition Period. In the event that claims handling is transferred to Endurance, each party shall cooperate fully and completely in providing such Claims Services as are necessary for the other party to appropriately effectuate such transfer, for a period of time that is reasonably necessary to transfer the Claims Services to a new Person.

      Section 11.5 Transfer to Third Party Administrator. If, at any time following the transfer of claims handling to Endurance pursuant to Section 11.1, there has been a continued and material failure of Endurance to perform the Claims Services in accordance with the standards, terms and conditions of this Agreement and such failure remains uncured thirty days following delivery by Hartford Fire to Endurance of written notice of such failure, then Hartford Fire may require claims handling services under this Agreement to be transferred to an independent third party claims administrator (a "TPA") in accordance with the procedures set forth in this Section 11.5. The TPA shall be appointed by Endurance upon the written demand of Hartford Fire following the end of the cure period described in the preceding sentence. The selection of the TPA by Endurance shall be subject to the consent of Hartford Fire, which consent shall not be unreasonably withheld. If Endurance fails to nominate a TPA within 30 days of delivery of Hartford Fire's written demand (or 30 days of Endurance's rejection of a nominee as permitted by the preceding sentence), then Hartford Fire shall have the right to appoint the TPA. The TPA shall perform the Claims Services substantially in accordance with the terms of this Agreement. In transferring claims handling to the TPA, Endurance shall comply with the terms of Section 11.3 and 11.4 that apply to the transfer of claims handling from Hartford Fire to Endurance. Following transfer of such claims handling to the TPA, Hartford Fire and Endurance shall each have all of the rights to receive notices, be consulted, make requests and give or withhold approvals that each has when it is a recipient of Claims Services under this Agreement. For the avoidance of doubt, Endurance shall continue to have ultimate authority as specified in Section 3.3 and Section 8.2.


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

                                  ARTICLE XII

                           DISPUTED CLAIMS SETTLEMENTS

      Section 12.1 Claims Payments. The parties acknowledge and agree that Hartford Fire, as the issuing company, has certain legal obligations with respect to the Reinsured Contracts. As a consequence, in the event of any disagreement between Endurance and Hartford Fire with respect to the payment of any Serviced Claim, the following procedures shall apply:

      (a) If the amount proposed by Endurance to be paid to resolve a claim is greater than the amount proposed by Hartford Fire, then such payment shall be made only upon receipt of a written acknowledgement of the ceding insurer or payee that such payment is without prejudice to any defense which Hartford Fire may assert in connection with the same or any other claim and that such payment cannot be used as evidence in any proceeding involving Hartford Fire of a waiver of any defense or right of action that it may have. If the recipient or ceding insurer refuses to provide such written acknowledgement, then such payment shall be made subject to a reservation of Hartford Fire's rights to assert any defense or right of action that it may have notwithstanding such payment.

      (b) If the amount proposed by Endurance to be paid to resolve a claim is less than the amount proposed by Hartford Fire and Hartford Fire determines in good faith that such payment must be made in order to avoid a violation of Applicable Law or a material breach of the Reinsured Contract, then (i) Hartford Fire may pay such claim notwithstanding Endurance's failure to consent to such payment and such action shall not constitute a breach of this Agreement and (ii) the amount of such payment for which Endurance shall be liable under the Retrocession Agreement shall be determined pursuant to the arbitration procedures set forth in Article XV of this Agreement.

      Section 12.2 Legal Proceedings. If Hartford Fire and Endurance disagree with regard to any action proposed to be taken by Endurance or proposed by Endurance to be taken by Hartford Fire in connection with any suit, action or proceeding (including arbitration) involving a Serviced Claim to which Hartford Fire is a party, including the decision to institute, prosecute, defend or maintain any such suit, action or proceeding, Hartford Fire may submit to Endurance a proposal for the amount in controversy to be covered as a Reinsured Liability under the Retrocession Agreement and, subject to Endurance's agreement to pay Hartford Fire such amount (the "Litigation Buy Out Amount"), may take over the conduct of such suit, action or proceeding and Hartford Fire shall retain for its own account and shall not receive additional payments from Endurance under the Retrocession Agreement for any loss in excess of the Litigation Buy Out Amount. If the parties are unable to reach agreement as to the Litigation Buy Out Amount to be paid by Endurance and Hartford Fire takes action with respect to the suit, action or proceeding contrary to Endurance's instructions, then the amount of Endurance's liability under the Retrocession Agreement for any resulting losses shall be determined pursuant to the arbitration procedures set forth in Article XV of this Agreement and such action by Hartford Fire shall not constitute a breach of this Agreement.

                                  ARTICLE XIII

                                 CONFIDENTIALITY

      Section 13.1 Use of Information. Information and documentation developed, maintained or shared pursuant to this Agreement or in the course of performing Claims Services shall be subject to the terms of Sections 6.3 and 7.2 of the Purchase Agreement.

                                  ARTICLE XIV

                                 INDEMNIFICATION

      Section 14.1 Indemnification by Endurance. Endurance hereby indemnifies Hartford Fire and its Affiliates and its and their respective officers, directors, employees, agents and representative against, and agrees to hold each of them harmless from any and all Damages incurred or suffered by any of them arising out of or relating to any breach or nonfulfillment by Endurance of, or any failure by Endurance to perform, any of the covenants, terms or conditions of, or any duties or obligations under, this Agreement.

      Section 14.2 Indemnification by Hartford Fire. Hartford Fire hereby indemnifies Endurance and its Affiliates and its and their respective officers, directors, employees, agents and representative against, and agrees to hold each of them harmless from any and all Damages incurred or suffered by any of them arising out of or relating to any breach or nonfulfillment by Hartford Fire of, or any failure by Hartford Fire to perform, any of the covenants, terms or conditions of, or any duties or obligations under this Agreement.

      Section 14.3 Indemnification Procedure. In the event either Endurance or Hartford Fire shall have a claim for indemnity against the other party under the terms of this Agreement, the parties shall follow the procedures set forth in Sections 9.3 and 9.4 of the Purchase Agreement.

      Section 14.4 Exclusive Remedy. Subject to the rights of the parties under
Section 16.4, the parties hereto expressly acknowledge that (i) the provisions of this Article IX shall be the sole and exclusive remedy at law or in equity for Damages arising out of this Agreement and (ii) no Indemnifying Party shall be liable for consequential, punitive or treble Damages except to the extent actually paid to a third party by an Indemnified Party.

                                   ARTICLE XV

                                   ARBITRATION

      Section 15.1 Arbitration. As a condition precedent to any cause of action, any and all disputes between Hartford Fire and Endurance arising out of, relating to, or concerning this Agreement, whether sounding in contract or tort and whether arising during or after termination of this Agreement, shall be submitted to the decision of a board of arbitration composed of two arbitrators and an umpire (the "Board") meeting at a site in Westchester County, New York. The arbitration shall be conducted under the Federal Arbitration Act and shall proceed as set forth below.

      Section 15.2 Notice of Arbitration. A notice requesting arbitration, or any other notice made in connection therewith, shall be in writing and shall be sent certified or registered mail, return receipt requested to the affected parties. The notice requesting arbitration shall state in particulars all issues to be resolved in the view of the claimant, shall appoint the arbitrator selected by the claimant and shall set a tentative date for the hearing, which date shall be no sooner than ninety (90) days and no later than one hundred fifty (150) days from the date that the notice requesting arbitration is mailed. Within thirty (30) days of receipt of claimant's notice, the respondent shall notify claimant of any additional issues to be resolved in the arbitration and of the name of its appointed arbitrator.

      Section 15.3 Arbitration Panel. Unless otherwise mutually agreed, the members of the Board shall be impartial and disinterested and shall be active or former executive officers of property-casualty insurance companies, reinsurance companies or active or inactive lawyers with at least twenty (20) years of experience in insurance and reinsurance. Hartford Fire and Endurance shall each appoint an arbitrator and the two (2) arbitrators shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within thirty (30) days after having received claimant's written request for arbitration, the claimant is authorized to and shall appoint the second arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire within thirty (30) days after notification of the appointment of the second arbitrator, within ten (10) days thereof, the two (2) arbitrators shall request the American Arbitration Association ("AAA") to appoint an umpire for the arbitration with the qualifications set forth in this Article. If the AAA fails to name an umpire, either party may apply to the court named below to appoint an umpire with the above required qualifications. The umpire shall promptly notify in writing all parties to the arbitration of his selection and of the scheduled date for the hearing. Upon resignation or death of any member of the Board, a replacement shall be appointed in the same fashion as the resigning or deceased member was appointed.

      Section 15.4 Submission of Briefs. The claimant and respondent shall each submit initial briefs to the Board outlining the issues in dispute and the basis, authority and reasons for their respective positions within thirty (30) days of the date of notice of appointment of the umpire. The claimant and the respondent may submit reply briefs to the Board within ten (10) days after filing of the initial brief(s). Initial and reply briefs may be amended by the submitting party at any time, but not later than ten (10) days prior to the date of commencement of the arbitration hearing. Reasonable responses shall be allowed at the arbitration hearing to new material contained in any amendments filed to the briefs but not previously responded to.

      Section 15.5 Arbitration Board's Decision. The Board shall make a decision and award with regard to the terms of this Agreement and the original intentions of the parties to the extent reasonably ascertainable. The Board's decision and award shall be in writing and shall state the factual and legal basis for the decision and award. The decision and award shall be based upon a hearing in which evidence shall be allowed and which the formal rules of evidence shall not strictly apply but in which cross examination and rebuttal shall be allowed. At its own election or at the request of the Board, either party may submit a post-hearing brief for consideration of the Board within twenty (20) days of the close of the hearing. The Board shall make its decision and award within thirty
(30) days following the close of the hearing or the submission of post-hearing briefs, whichever is later, unless the parties consent to an extension. Every decision by the Board shall be by a majority of the members of the Board and each decision and award by the majority of the members of the Board shall be final and binding upon all parties to the proceeding.

      Section 15.6 Jurisdiction. Either party may apply to the United States District Court for the Southern District of New York for an order confirming any decision and the award; a judgment of that Court shall thereupon be entered on any decision or award. If such an order is issued, the attorneys' fees of the party so applying and court costs will be paid by the party against whom confirmation is sought. The Board may award interest calculated from the date the Board determines that any amounts due the prevailing party should have been paid to the prevailing party.

      Section 15.7 Expenses. Each party shall bear the expense of the one arbitrator appointed by it and shall jointly and equally bear with the other party the expense of any stenographer requested, and of the umpire. The remaining costs of the arbitration proceedings shall be finally allocated by the Board.

      Section 15.8 Production of Documents and Witnesses. Subject to customary and recognized legal rules of privilege, each party participating in the arbitration shall have the obligation to produce those documents and as witnesses to the arbitration those of its employees as any other participating party reasonably requests providing always that the same witnesses and documents be obtainable and relevant to the issues before the arbitration and not be unduly burdensome or excessive. The parties may mutually agree as to pre-hearing discovery prior to the arbitration hearing and in the absence of agreement, upon the request of any party, pre-hearing discovery may be conducted as the Board shall determine in its sole discretion to be in the interest of fairness, full disclosure, and a prompt hearing, decision and award by the Board. The Board shall be the final judge of the procedures of the Board, the conduct of the arbitration, of the rules of evidence, the rules of privilege and production and of excessiveness and relevancy of any witnesses and documents upon the petition of any participating party. To the extent permitted by law, the Board shall have the authority to issue subpoenas and other orders to enforce their decisions.

      Section 15.9 Relief Available. Nothing herein shall be construed to prevent any participating party from applying to the United States District Court for the Southern District of New York to issue a restraining order or other equitable relief to maintain the "status quo" of the parties participating in the arbitration pending the decision and award by the Board or to prevent any party from incurring irreparable harm or damage at any time prior to the decision and award of the Board. The Board shall also have the authority to issue interim decisions or awards in the interest of fairness, full disclosure, and a prompt and orderly hearing and decision and award by the Board.

                                  ARTICLE XVI

                                  MISCELLANEOUS

      Section 16.1 Relationship. Endurance and Hartford Fire are and shall remain independent contractors and not employees of the other party. Except as expressly granted in this Agreement or otherwise by the other party in writing or as may be required by Applicable Law or as necessary to perform the services to be provided hereunder or to obtain the benefits hereof, no party shall have any authority, express or implied, to act as an agent of the other party or its Subsidiaries or Affiliates under this Agreement. Except as otherwise provided by this Agreement or by any other agreement between the parties, each party shall be responsible for the payment of all employment, income and social security taxes arising in connection with the compensation payable to its personnel involved in the provision of the Claims Services hereunder.

      Section 16.2 Entire Agreement. This Agreement, the Purchase Agreement and the Related Documents including all Schedules and Exhibits attached hereto and thereto, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and supercede all prior agreements and understandings between the parties with respect to such subject matters.

      Section 16.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

      Section 16.4 Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies, each other party shall be entitled to seek an injunction restraining any violation or threatened violation of any of the provisions of this Agreement without the necessity of posting a bond or other form of security. In the event that any action should be brought in equity to enforce any of the provisions of this Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

      Section 16.5 Notices. All notices, requests, claims, demands and other communications to be given under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission (which is confirmed) or sent by overnight courier (providing proof of delivery) or by registered or certified mail (postage prepaid, return receipt requested), to the other parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a)   If to Hartford Fire, to:

            Hartford Fire Insurance Company
            Hartford Plaza
            Hartford, Connecticut 06115-1900
            Attention: General Counsel
            Telephone: (860) 547-5000
            Facsimile: (860) 547-5714

            With a concurrent copy, which shall not constitute notice, to:

            LeBoeuf, Lamb, Greene & MacRae, L.L.P.
            125 West 55th Street
            New York, New York 10019-5389
            Attention: Robert S. Rachofsky
            Telephone: (212) 424-8088
            Facsimile: (212) 424-8500

      (b)   If to Endurance, to:

            Endurance Reinsurance Corporation of America
            333 Westchester Ave.
            White Plains, NY 10604
            Attention: Emily Canelo, Esq.
            Telephone: (914) 486-8000
            Facsimile: (914) 997-0331

            With a concurrent copy, which shall not constitute notice, to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            Four Times Square
            New York, New York 10036-6522
            Attention: Robert J. Sullivan, Esq.
            Telephone: (212) 735-3000
            Facsimile: (212) 735-2000

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

      Section 16.6 Severability and Validity. The provisions set forth in this Agreement are severable. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any jurisdiction or against its regulatory policy, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby and shall remain valid and enforceable in such jurisdiction, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Upon a determination that any term, provision, covenant or restriction is invalid, void or unenforceable or against the regulatory or public policy of the governing jurisdiction, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

      Section 16.7 Amendments. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      Section 16.8 Binding; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and legal representatives. Except as provided in Section 2.1(b), neither this Agreement, nor any rights, interests or obligations hereunder, may be directly or indirectly assigned, delegated, sublicensed or transferred by any party to this Agreement, in whole or in part, to any other Person (including any bankruptcy trustee) by operation of law or otherwise (other than by operation of law in a merger), whether voluntarily or involuntarily without the prior written consent of the parties hereto.

      Section 16.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties to this Agreement and delivered to the other party hereto.

      Section 16.10 Third Party Beneficiary. This Agreement does not provide for, and does not intend to provide for, any Person to have any third party beneficiary rights.

      IN WITNESS WHEREOF, this Claims Handling Agreement has been duly executed by a duly authorized officer of each party hereto as of the date first above written.

                                        HARTFORD FIRE INSURANCE COMPANY

                                        By: /s/ Raymond J. Sprague
                                            ------------------------------------
                                            Name:  Raymond J. Sprague
                                            Title: Executive Vice President


                                        ENDURANCE REINSURANCE
                                        CORPORATION OF AMERICA

                                        By: /s/ Steven W. Carlsen
                                            ------------------------------------
                                            Name:  Steven W. Carlsen
                                            Title: President


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